SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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                         / / Preliminary Proxy Statement
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                                  14A-6(E)(2))
                         / / Definitive Proxy Statement
                       / / Definitive Additional Materials
                 /X/ Soliciting Material Pursuant to Rule 14a-12

                           ART TECHNOLOGY GROUP, INC.


                (Name of Registrant as Specified In Its Charter)

Mitchell Wright Technology Group, LLC, SSH Partners I, LP, Mitchell-Wright, LLC, Arcadia Partners, L.P., Arcadia Capital Management, LLC, James Dennedy and Richard Rofe

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


Attached as Exhibit 1 is a press release issued by Mitchell-Wright Technology Group, LLC on October 5, 2004.

Exhibit 1

FOR IMMEDIATE RELEASE                                CONTACT:
October 5, 2004                                      Ellen Gonda
                                                     Brunswick Group
(212) 333-3810


MITCHELL-WRIGHT TECHNOLOGY GROUP CALLS ON ART TECHNOLOGY GROUP TO DISCLOSE QUARTERLY FINANCIAL INFORMATION PRIOR TO MERGER VOTE


Cincinnati, OH, October 5, 2004 - Mitchell-Wright Technology Group, LLC ("MWTG") today called upon Art Technology Group, Inc. [NASDAQ: ARTG] to immediately release preliminary financial results for the quarter ending September 30, 2004 so that shareholders will have sufficient time to consider those results before voting on the Primus Knowledge Solutions merger at the October 22, 2004 Special Meeting.

James Dennedy, Managing Partner of MWTG, commented, "The vote on the merger of ARTG and Primus Knowledge Solutions, Inc. [NASDAQ: PKSI] on October 22, 2004 is very important to the future of ARTG. We are calling for the company to release its preliminary net cash and revenue results for the third quarter. The Company's Board and its CEO, Robert Burke, should not require shareholders to vote without a true sense of the Company's current financial situation.

Mr. Dennedy pointed out that ARTG released preliminary results for the quarter ended June 30, 2004 on July 1, 2004, one day after the end of the quarter. "We know they have the ability to produce and release these numbers well before the Special Meeting. We think it is imperative that the Company provide shareholders with this critical information prior to the vote on the merger agreement.

"In the earnings call following the release of the second quarter results, ARTG stated that it expected a greater than 10% revenue increase from the second quarter to the third quarter, without the benefit of the pending $2 million government contract. The total revenue for the second quarter was $14.3 million, which would indicate total revenue for the third quarter of at least $15.7 million. In addition, the Company indicated that it would end the third quarter with net cash in the range of $28 - $30 million. It is imperative that shareholders have this information prior to voting on a merger that, we believe, could further erode shareholder value."

                                      # # #

MITCHELL-WRIGHT TECHNOLOGY GROUP, LLC, MITCHELL-WRIGHT, LLC, SSH PARTNERS I, LP, ARCADIA PARTNERS, L.P., ARCADIA CAPITAL MANAGEMENT, LLC, JAMES DENNEDY AND RICHARD ROFE ARE PARTICIPANTS IN A SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF ART TECHNOLOGY GROUP, INC. FOR USE FOR USE AT ITS SPECIAL MEETING SCHEDULED TO BE HELD ON OCTOBER 22, 2004. INFORMATION RELATING TO THESE PARTICIPANTS AND CERTAIN OTHER PERSONS WHO MAY ALSO BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES IS CONTAINED IN THEIR PRELIMINARY PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2004. A COPY OF THAT PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

SHAREHOLDERS OF ART TECHNOLOGY GROUP, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND THE OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MITCHELL-WRIGHT TECHNOLOGY GROUP, LLC AND THE OTHER PARTICIPANTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE. IN ADDITION, YOU MAY ALSO OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BY CONTACTING INNISFREE M&A Incorporated toll free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

                                  END OF FILING